Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn., September 26, 2013 – Frontier Communications Corporation (NASDAQ: FTR) is scheduled to participate in Deutsche Bank’s 21st Annual Leveraged Finance Conference in Scottsdale, Arizona.  Robert Starr, Senior Vice President and Treasurer, is scheduled to present on October 2, 2013 at 10:05 a.m. local time (1:05 p.m. Eastern Time).

A live webcast will be available at Frontier’s IR website under “Webcasts and Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 27 states.  Frontier’s approximately 14,100 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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